DECLARATION OF TRUST


     This DECLARATION OF TRUST, dated as of May 6, 1998 (this "Declaration"), among (i) Burlington Resources Inc., a Delaware corporation (the "Depositor"),
(ii) Chase Bank of Texas, National Association, a national banking association, as Property Trustee, (iii) Chase Manhattan Bank Delaware, a Delaware banking corporation, as Delaware Trustee, and (iv) John E. Hagale, an individual, as Regular Trustee (each of such trustees in (ii), (iii) and (iv) a "Trustee" and collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby (the "Trust") shall be known as "Burlington Resources Capital II" in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the form of exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Depositor and the Trustees will enter into an amended and restated Declaration, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.


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     4. The Depositor and the Trustees hereby authorize and direct the
Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Property Trustee and the Delaware Trustee, each in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Depositor and John E. Hagale, as a Trustee and not in his individual capacity, hereby constitutes and appoints Gerald J. Schissler and


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John E. Hagale, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could to in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5. This Declaration may be executed in one or more counterparts.

     6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

     7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).



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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                               BURLINGTON RESOURCES INC.,
                                      as Depositor

                               By: /s/ John E. Hagale
                                     -----------------------------------
                                      Name:   John E. Hagale
                                      Title:   Executive Vice
                                               President and Chief
                                                 Financial Officer

                               CHASE BANK OF TEXAS, NATIONAL
                                      ASSOCIATION, as Property
                                      Trustee

                               By:    /s/ Nancy J. Pugsley
                                     -----------------------------------
                                      Name:    Nancy J. Pugsley
                                      Title:   Vice President and
                                                 Financial Officer

                               CHASE MANHATTAN BANK DELAWARE,
                                      as Delaware Trustee

                               By:    /s/ Denis Kelly
                                     -----------------------------------
                                      Name:    Denis Kelly
                                      Title:   Trust Officer

                               /s/ John E. Hagale
                               -----------------------------------
                               John E. Hagale, as Regular Trustee



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                                    EXHIBIT A


             CERTIFICATE OF TRUST OF BURLINGTON RESOURCES CAPITAL II


     This Certificate of Trust of Burlington Resources Capital II (the "Trust") is being duly executed and filed by Chase Bank of Texas, National Association, a national banking association, Chase Manhattan Bank Delaware, a Delaware banking corporation, and John E. Hagale, an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

     1. Name. The name of the business trust formed hereby is Burlington Resources Capital II.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate.

                               CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                               By:
                                   --------------------------------------
                                      Name:
                                      Title:

                               CHASE MANHATTAN BANK DELAWARE

                               By:
                                   --------------------------------------
                                      Name:
                                      Title:


                                -----------------------------------------
                                Name:  John E. Hagale